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                                                                   EXHIBIT 10.6



                            AMERICAN EAGLE GROUP, INC.

                           1994 STOCK INCENTIVE PLAN
                     (AS AMENDED THROUGH NOVEMBER 1, 1996)

         1. PURPOSE. The purpose of the American Eagle Group, Inc. 1994 Stock Incentive Plan (the "Plan") is to further and promote the interests of American Eagle Group, Inc. (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees, and to align the interests of such key employees and the Company's shareholders. To do this, the Plan offers equity-based incentive awards and opportunities to provide such key employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

                 2.1 "Award" means an award or grant made to a Participant under Sections 6 and/or 7 of the Plan. "Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 15.6 of the Plan in connection with the granting of an Award.

                 2.2 "Board" means the Board of Directors of the Company, as constituted from time to time.

                 2.3 "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                 2.4 "Committee" means the Compensation Committee of the Board or any other committee to whom the Board delegates responsibilities under
Section 3.1 hereof and which meets the requirements for a non-employee director committee under Rule 16b-3, as adopted pursuant to SEC Release Number 34-37260 (May 31, 1996).

                 2.5 "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

                 2.6 "Company" means American Eagle Group, Inc., a Delaware corporation, or any successor corporation to American Eagle Group, Inc.

                 2.7 "Disability" means disability as defined in the Participant's then effective employment agreement, or if the participant is not then a party to an effective employment agreement with the Company, "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence of this Section 2.7, at any time that the Company does not maintain a long-term disability plan, "Disability" shall mean disability which, at least six months after its commencement, is determined to be total and permanent by a physician mutually selected by the Company and the Participant (or the Participant's legal representative).
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                 2.8      "Exchange Act" means the Securities Exchange Act of
1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                 2.9 "Fair Market Value" means on, or with respect to, any given date, the closing price of the Common Stock on such date (or, if the Common Stock was not traded on such date, then the next preceding day on which the Common Stock was traded) as reported on the NASDAQ composite tape or, if the Common Stock is not traded on such exchange, as reported on any other national securities exchange on which the Common Stock may be traded.

                 2.10 "Incentive Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.

                 2.11 "Non-Qualified Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.

                 2.12 "Offering" means the initial public offering of Common Stock by the Company.

                 2.13 "Parent(s)" means any corporation (other than the Company) in an unbroken chain of corporations including and ending with the Company, if each of such corporations, other than the Company, owns, directly or indirectly, fifty percent (50%) or more of the voting stock of one of the other corporations in such chain.

                 2.14 "Participant" means a key employee of the Company or any Subsidiary who is selected by the Committee under Section 5 to receive an Award under the Plan.

                 2.15 "Plan" means the American Eagle Group, Inc. 1994 Stock Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

                 2.16 "Restricted Stock" means the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

                 2.17 "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's qualified retirement plans or such other date as approved in writing by the Committee for the purposes of this Plan.

                 2.18 "Stock Option(s)" means a Non-Qualified Stock Option and/or an Incentive Stock Option.

                 2.19 "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such



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corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, fifty percent (50%) or more of the voting stock in one of the other corporations in such chain.

         3.      ADMINISTRATION.

                 3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two members of the Board who qualify to serve as members of the Committee pursuant to Section 2.4 hereof. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to this section and Section 2.4, may at any time and from time to time remove members from, or add members to, the Committee.

                 3.2 PLAN ADMINISTRATION AND PLAN RULES. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect or technical omission or reconciling any technical inconsistency, in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to- day administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.

                 3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

         4.      TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

                 4.1 TERM. The Plan shall terminate on February 15, 2004, except with resect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.





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                 4.2      COMMON STOCK.  The maximum number of shares of Common
Stock in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 12 of the Plan, shall be 540,000 shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, unless the Committee determines otherwise.

                 4.3 COMPUTATION OF AVAILABLE SHARES. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section
4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Section 6 of the Plan and the number of shares of Common Stock issued or subject to potential issuance under grants of Restricted Stock pursuant to Section 7 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under the Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the right to receive dividend or dividend equivalent payments, as described in Sections 7.5 and 9 of the Plan.

         5. ELIGIBILITY. Employees eligible for Awards under the Plan shall consist of key employees of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries and whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company in a significant manner.

         6.      STOCK OPTIONS.

                 6.1 TERMS AND CONDITIONS. Stock options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

                 6.2 GRANT. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan.
Notwithstanding the above, no Incentive Stock Options shall





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be granted to any employee who owns more than 10% of the combined total voting power of all classes of stock of the Company or any Parent or Subsidiary.

                 6.3 EXERCISE PRICE. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

                 6.4 TERM. The term of each Stock Option shall be such period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date immediately preceding the date on which the Incentive Stock Option is granted.

                 6.5 METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary's designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price by any method that is approved by the Committee and that will cause the shares to be issued to be fully paid and non-assessable, including without limitation payment in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement and applicable law, by delivery of, alone or in connection with a partial cash or instrument payment, shares of Common Stock already owned by the Participant. The Committee may, in the relevant Award Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the exercise price of such Stock Options. In addition, the Committee may, in the relevant Award Agreement, also permit Participants (either on a selective or group basis) to exercise Stock Options in the manner of stock appreciation rights by the issuance of stock to Participants in the amount of the appreciation or "spread" in the option without the requirement of payment of the exercise price. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

                 6.6 DATE OF EXERCISE. Unless otherwise provided in the Award Agreement in respect of any Stock Option, such Stock Option may be exercised during its specified term as follows: (a) for up to 33 1/3% of the shares of Common Stock subject to such Stock Option on and after the first anniversary of the date of grant, (b) for up to 66 2/3% of the shares of Common Stock subject to such Stock Option on and after the second anniversary of the date of grant, and (c) for up to 100% of the shares of Common Stock subject to such Stock Option on and after the third anniversary of the date of grant. Notwithstanding the preceding sentence, in no event shall any Stock Option granted under the Plan be exercisable prior to the date which is the one (1) year anniversary of the date on which the Stock Option is granted.





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         7.      RESTRICTED STOCK.

                 7.1 TERMS AND CONDITIONS. Grants of Restricted Stock shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Stock may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Stock to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Stock grant made to any Participant. With respect to each Participant receiving an Award of Restricted Stock, there shall be issued a stock certificate (or certificates) in respect of such shares of Restricted Stock. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend referring to certain terms, conditions and restrictions applicable to such
Award:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the American Eagle Group, Inc. 1994 Stock Incentive Plan and an Award Agreement entered into between the registered owner hereof and American Eagle Group, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of American Eagle Group, Inc., and American Eagle Group, Inc. will furnish to the recordholder of the certificate, without charge, upon written request at its principal place of business a copy of such Plan and Award Agreement."

Such stock certificate evidencing such shares shall be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

                 7.2 RESTRICTED STOCK GRANTS. A grant of Restricted Stock is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time.

                 7.3 RESTRICTION PERIOD. In accordance with Sections 7.1 and 7.2 of the Plan, Restricted Stock shall only become unrestricted and vest in the Participant in accordance with such vesting schedule relating to the restriction applicable to such Restricted Stock, if any, as the Committee may establish at the time of the Award in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the immediately preceding sentence, in no event shall the Restriction Period be less than one (1) year and one day after the date on which such Restricted Stock is granted. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other





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applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Stock or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

                 7.4 PAYMENT OF RESTRICTED STOCK GRANTS. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Stock, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

                 7.5 SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock received under a grant of Restricted Stock, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Restricted Stock grants and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

         8. DEFERRAL ELECTIONS. The Committee may permit a Participant to elect to defer receipt of any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise or settlement of any Award under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of dividend equivalents in respect of deferrals credited in shares of Common Stock.

         9.      DIVIDEND EQUIVALENTS.  In addition to the provisions of
Section 7.5 of the Plan, Awards of Stock Options may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

         10.     TERMINATION OF EMPLOYMENT.

                 10.1     GENERAL.  Subject to the terms and conditions of
Section 13 of the Plan, if, and to the extent that, the terms and conditions under which an Award may be exercised or settled after a Participant's termination of employment for any particular reason shall not have been set forth (a) in the relevant Award Agreement, by and as determined by the Committee in its sole discretion, or (b) in the Participant's employment agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or employment agreement:





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                          10.1.1  Except as otherwise provided in this Section
         10.1.1, if a Participant's employment with the Company and its Subsidiaries is terminated for any reason, such Participant's rights, if any, to exercise any then exercisable Stock Options, if any, shall terminate ninety (90) days after the date of such termination and thereafter the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Stock Options. The Committee, in its sole discretion, may determine that such Participant's Stock Options (other than Incentive Stock Options), if any, to the extent exercisable immediately prior to any termination of employment (other than a termination due to death, Retirement or Disability), may remain exercisable for an additional specified time period after such ninety (90) day period expires (subject to any other applicable terms and provisions of the Plan (and any rules or procedures thereunder) and the relevant Award Agreement). If any termination of employment is due to Retirement or Disability, a Participant shall have the right, subject to the applicable terms and provisions of the Plan (and any rules or procedures thereunder) and the relevant Award Agreement, (a) to exercise Non-Qualified Stock Options, if any, at any time within 180 days following such termination due to Retirement or Disability (to the extent such Participant was entitled to exercise any such Awards immediately prior to such termination) and (b) to exercise Incentive Stock Options, if any, at any time within ninety (90) days following a termination due to Retirement and 180 days following a termination due to Disability (to the extent such Participant was entitled to exercise any such Awards immediately prior to such termination). If any Participant dies while entitled to exercise a Stock Option, if any, such Participant's estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures thereunder) and the relevant Award Agreement, to exercise such then exercisable Stock Options, if any, at any time within 180 days from the date of such Participant's death (but in no event more than one
         (1) year from the date of such Participant's termination due to Retirement or Disability, except, in the case of Incentive Stock Options, in no event more than ninety (90) days from the date of such Participant's termination due to Retirement).

                          10.1.2 If a Participant's employment with the Company and its Subsidiaries is terminated for any reason (including, without limitation, Disability, Retirement or death) prior to the actual or deemed (under Section 13 of the Plan) satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Stock, such Restricted Stock shall immediately be canceled and the Participant (and such other Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock.

         11. NON-TRANSFERABILITY OF AWARDS. No Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary hereof or thereof, except by testamentary disposition or the laws of descent and distribution. No such interest shall be subject to seizure for the payment of the Participant's (or any beneficiary's) debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of the Participant's (or any beneficiary's) bankruptcy or insolvency. During the lifetime of a Participant Stock Options are exercisable only by the Participant.





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         12.     CHANGES IN CAPITALIZATION AND OTHER MATTERS.

                 12.1 NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary,
(e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary as a result of any such action.

                 12.2 RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, the number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

                 12.3 REORGANIZATIONS. The foregoing provisions of Section 12 notwithstanding, the following provisions of Section 12 shall control, where applicable:

                          12.3.1 If the Company shall at any time participate in a reorganization of a type described in Section 424(a) of the Code and in which (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the shareholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give the Participants written notice of any such proposed reorganization on or before thirty (30) days before such reorganization, and any outstanding Stock Options shall be exercisable after receipt of such notice and prior to such reorganization in full for all of the shares of Common Stock covered by the Stock Options; provided, however, either the Participant or the Company may make the exercise of outstanding Stock Options after Participant's receipt of such notice effective only immediately prior to the consummation of such reorganization. To the extent not exercised prior to such reorganization, the Stock Options shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 6.4.





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                          12.3.2  In the event of the proposed dissolution or
         liquidation of the Company, the Stock Options granted hereunder shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the Participants, and the Participants shall have the right, during the period of thirty (30) days preceding such termination, to exercise their Stock Options in full for all of the shares of Common Stock covered by the Stock Options; provided, however, either the Participant or the Company may make the exercise of the outstanding Stock Options after Participant's receipt of such notice effective only immediately prior to the consummation of such dissolution. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 6.4 and shall be subject to
         Section 12.3.1 if the optionee received notice under Section 12.3.1 at a time earlier than the notice provided for herein.

         13.     CHANGE OF CONTROL.

                 13.1 ACCELERATION OF AWARDS VESTING. Except as otherwise provided in Section 13.2 of the Plan, if a Change of Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control and (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change of Control.

                 13.2 SIX-MONTH RULE. The provisions of Section 13.1 of the Plan shall not apply to any Award that is outstanding for less than six (6) months as of the date of the Change of Control.

                 13.3 PAYMENT AFTER CHANGE OF CONTROL. Within thirty (30) days after a Change of Control occurs, the holder of an Award of Restricted Stock shall receive a new certificate for such shares without the legend set forth in Section 7 of the Plan.

                 13.4 TERMINATION AS A RESULT OF A CHANGE OF CONTROL. Anything in the Plan to the contrary notwithstanding, if a Change of Control occurs and if the Participant's employment is terminated and it is reasonably demonstrated by the Participant that such employment termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change of Control, or (b) otherwise arose in connection with or in anticipation of the Change of Control, then for purposes of this Section 13, the Change of Control shall be deemed to have occurred immediately prior to such Participant's employment termination.

                 13.5 CHANGE OF CONTROL. For the purposes of this Agreement, "Change of Control" shall mean:

                          13.5.1 The acquisition, after the Effective Date (as defined in Section 15.10 of the Plan), by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the shares of the Common Stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the





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
         "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (y) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

                          13.5.2 Individuals who, as of the day after the first annual meeting of the Company's shareholders following the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the day after the first annual meeting of the Company's shareholders following the Effective Date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents; or

                          13.5.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who where the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

                          13.5.4 Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company. For purposes of the Plan, and without limiting the generality of the preceding sentence, the sale or other disposition by the Company of more than 50% of the common stock or the voting securities (entitled to vote generally in the election of directors) of American Eagle Insurance Company shall be deemed to constitute a sale or other disposition of substantially all the assets of the Company.





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
         14.     AMENDMENT, SUSPENSION AND TERMINATION.

                 14.1 IN GENERAL. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without majority shareholder approval (a) except as provided in Section 12 of the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan, or (d) extend the termination date of the Plan.
No such amendment, suspension or termination shall (x) materially adversely affect the rights of any Participant under any outstanding Stock Options or Restricted Stock grants, without the consent of such Participant, or (y) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (i) the exemption provided by Rule 16b-3, promulgated under the Exchange Act, or any successor rule or regulation to such Rule 16b-3, as such rule is applicable from time to time, or
(ii) the benefits provided under Section 422 of the Code, or any successor thereto.

                 14.2 AWARD AGREEMENTS. The Committee may amend or modify at any time and from time to time any outstanding Stock Options or Restricted Stock grants, in any manner to the extent that the Committee would have had the authority under the Plan to initially determine the restrictions, terms and provisions of such Stock Options and/or Restricted Stock grants, including, without limitation, to change the date or dates as of which such Stock Options may be exercised. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

         15.     MISCELLANEOUS.

                 15.1 TAX WITHHOLDING. With respect to any Award the Company shall have the right to withhold or cause to be withheld by any lawful means any federal, state, local or other taxes, assessments or amounts of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

                 15.2 NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

                 15.3 UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

                 15.4 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

                 15.5     LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE.
No shares of the Common Stock shall be issued under the Plan unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Stock and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination or (b) the issuance or other distribution of Restricted Stock and/or Common Stock to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the

Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

                 15.6 AWARD AGREEMENTS. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form not inconsistent with the Plan or any determinations made by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein.

                 15.7 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary.
Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

                 15.8 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

                 15.9 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws thereunder. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

                 15.10 EFFECTIVE DATE. The Plan shall be effective as of February 15, 1994 (the "Effective Date"), subject to (a) the occurrence of the closing of the Offering and (b) the approval by a majority of the Company's shareholders in accordance with Rule 16b-3 of the Exchange Act and Section 422 of the Code.





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